List of active firms that have signed a Participation Agreement:

Allstate Life Insurance Company
Allstate Life Insurance Company of New York
American General Life Insurance Company
AXA Equitable Life Insurance Company
CMFG Life Insurance Company
Columbus Life Insurance Company
Delaware Life Insurance Company
Delaware Life Insurance Company of New York
First Metlife Investors Insurance Company
First Security Benefit Life Insurance and Annuity Company of New York
Forethought Life Insurance Company
General American Life Insurance Company
Great-West Life & Annuity Insurance Company
Great-West Life & Annuity Insurance Company of New York
Hartford Life Insurance Company
Hartford Life & Annuity Insurance Company
Horace Mann Life Insurance Company
Investors Life Insurance Company of North America
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Lincoln Benefit Life Company
Lincoln National Life Insurance Company
Lincoln Life & Annuity Company of New York
Metlife Insurance Company USA
Metropolitan Life Insurance Company
Minnesota Life Insurance Company
Nationwide Financial Services, Inc.
Principal Mutual Life Insurance Company
Principal National Life Insurance Company
Riversource Life Insurance Company
Riversource Life Insurance Company of New York
Security Benefit Life Insurance Company
The Guardian Insurance & Annuity Company, Inc.
The United States Life Insurance Company in the City of New York
Transamerica Financial Life Insurance Company
Transamerica Life Insurance Company
Western-Southern Life Assurance Company